AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                            ON NOVEMBER 15, 1995.

                                    Registration No. 33----------

             ---------------------------------------

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8
                     REGISTRATION STATEMENT
                Under the Securities Act of 1933


                         L.A. GEAR, INC.
     (Exact name of registrant as specified in its charter)

           California                                95-3375118
(State or other jurisdiction of     (I.R.S. Employer Identification No.)
 incorporation or organization)

   2850 Ocean Park Boulevard,                   (310) 452-4327
Santa Monica, California  90405      (telephone number of principal
(Address of principal executive               executive offices)
            offices)

           L.A. GEAR, INC. EMPLOYEE STOCK SAVINGS PLAN
                    (Full title of the plan)

                        Thomas F. Larkins
                         General Counsel
                         L.A. Gear, Inc.
   2850 Ocean Park Boulevard, Santa Monica, California  90405
             (Name and address of agent for service)

                         (310) 581-7303
             (Telephone number of agent for service)

                 CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------

                            Proposed     Proposed
 Title of                   Maximum      Maximum
Securities                  offering     aggregate     Amount of
   to be    Amount to be      price      offering     Registration
Registered registered(1)    per share    price(2)          Fee
-----------------------------------------------------------------
 Common
 Stock
(without
par value)  1,000,000        $2.06       $2,060,000      $710.35
-----------------------------------------------------------------


(1)In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2)Pursuant to Rule 457(h), the proposed maximum offering price per unit is estimated solely for the purpose of calculating the registration fee and is based upon the average of the high and low sales prices of the common stock of L.A. Gear, Inc., as reported on the New York Stock Exchange as of November 10, 1995, a date within five business days of the date on which this registration statement is being filed.



                         Page 1 of  ---

                   Exhibit Index is on Page 10

                             PART I

                      INFORMATION REQUIRED
                 IN THE SECTION 10(a) PROSPECTUS


                        EXPLANATORY NOTE
                        ----------------

          The documents containing the information required by this section will be given to employees participating in the L.A. Gear, Inc. Employee Stock Savings Plan (the "Plan") and are not required to be filed with the Securities and Exchange Commission (the "Commission") as a part of the Registration Statement or as an Exhibit.

                             PART II

                      INFORMATION REQUIRED
                  IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference

          The following documents which have been filed by L.A.
Gear, Inc. (the "Company") with the Commission are incorporated by reference in this Registration Statement, as of their respective dates:

          (a) The Annual Report of the Company on Form 10-K for the fiscal year ended November 30, 1994;

          (b)  The Company's Employee Stock Savings Plan Annual
Report on Form 11-K for the fiscal year ended November 30, 1994
(filed contemporaneously herewith);

          (c) The Company's Reports on Form 10-Q for the quarters ended February 28, 1995; May 31, 1995; and August 31,
1995;

          (d)  The Company's Current Reports on Form 8-K dated
January 26, 1995; January 31, 1995; March 3, 1995; April 28,
1995; July 17, 1995; and September 14, 1995;

          (e) The description of the Company's common stock, without par value, contained in the Company's Registration Statement on Form 8-A filed under Section 12 of the Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

          All documents filed subsequent to the date hereof by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

          Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.   Description of Securities.

          Not required.

Item 5.   Interests of Named Experts.

          Not Applicable.

Item 6.   Indemnification of Directors and Officers.

          The Company has entered into indemnification agreements with each of its directors and executive officers pursuant to which the Company has agreed to indemnify such persons against expenses, judgments, fines, penalties or amounts paid in settlement actually and reasonably incurred by such person in connection with legal proceedings in which the person was involved by reason of being a director or officer of the Company. The indemnification generally is available if such person acted in good faith and in a manner he reasonably believed to be in the best interests of the Company and, with respect to criminal proceedings, had no reasonable cause to believe his conduct was unlawful. Such person is not indemnified in respect of matters as to which he has been adjudged liable to the Company unless a court determines that, under the circumstances, he is reasonably entitled to such indemnification.

          The Company also will indemnify and hold harmless the members of the Board in any action brought against any member in connection with the administration of the Plan to the maximum extent permitted by then applicable law, except in the case of willful misconduct or gross misfeasance by such member in connection with the Plan and its administration.

Item 7.   Exemption from registration claimed.

          Not Applicable.

Item 8.   Exhibits.

Exhibit No.                         Description
-----------                         -----------

    4               L.A. Gear, Inc. Employee Stock Savings Plan

    23              Consent of Price Waterhouse LLP

    24              Powers of Attorney (included herein on pages
                    7-9)

          The undersigned registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.


Item 9.  Undertakings.

         A.  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Act, each post-effective amendment to this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to any charter provision, by-law, contract, arrangement, statute or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by an officer, director or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES


         Pursuant to the requirements of the Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on November 10, 1995.

                              L.A. GEAR, INC.

                              By:  /s/ Thomas F. Larkins
                                   ------------------------------

                                   Thomas F. Larkins
                                   Senior Vice President and Chief
                                   Administrative Officer


                        POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William L. Benford and Thomas F. Larkins and each or either of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      Signature                  Title                   Date
      ---------                  -----                   ----

/s/ Stanley P. Gold                               November 10, 1995
-----------------------
Stanley P. Gold        Director, Chairman of the
                       Board and Chief Executive
                       Officer


/s/ William L. Benford                            November 10, 1995
-----------------------
William L. Benford     President and Chief
                       Operating Officer


/s/ Thomas F. Larkins                             November 10, 1995
-----------------------
Thomas F. Larkins      Senior Vice President and
                       Chief Administrative Officer


/s/ Tracey C. Doi                                 November 10, 1995
-----------------------
Tracey C. Doi          Vice President and Controller


/s/ Walter C. Bladstrom                            November 10, 1995
-----------------------
Walter C. Bladstrom    Director


/s/ Allan E. Dalshaug                             November 10, 1995
-----------------------
Allan E. Dalshaug      Director


/s/ Willie D. Davis                               November 10, 1995
-----------------------
Willie D. Davis        Director


/s/ Stephen A. Koffler                            November 10, 1995
-----------------------
Stephen A. Koffler     Director


/s/ Ann E. Meyers                                 November 10, 1995
-----------------------
Ann E. Meyers          Director

/s/ Clifford A. Miller                            November 10, 1995
-----------------------
Clifford A. Miller     Director


/s/ Robert G. Moskowitz                           November 10, 1995
-----------------------
Robert G. Moskowitz    Director


/s/ Vappalak A. Ravindran                         November 10, 1995
-------------------------
Vappalak A. Ravindran  Director



          Pursuant to the requirements of the Act, the 401(k)
Plan Committee of the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on November 10, 1995.

                                   L.A. GEAR, INC. EMPLOYEE STOCK
                                   SAVINGS PLAN

                                   By:  /s/ Victor J. Trippetti
                                        -------------------------
                                        Victor J. Trippetti
                                        Member, 401(k) Plan
Committee

L.A. GEAR, INC.

                        INDEX TO EXHIBITS
                        -----------------


                                                             Sequentially
Exhibit No.                 Description                      Numbered Page
-----------                 -----------                      -------------

     4      L.A. Gear, Inc. Employee Stock Savings Plan

    23      Consent of Price Waterhouse LLP

    24      Powers of Attorney (included herein on pages
            7-9)